UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934
                         Date of Report: April 14, 2005

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                    814-00063                 13-2949462
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                      Suite 1601, Buliding A, Jinshan Tower
                   No. 8, Shan Xi Road Nanjing, Jiangsu, China

                           --------------------------
                    (Address of principal executive offices)

                                (86) 25 8320 5758
                      -------------------------------------
              (Registrant's telephone number, including area code)


          (former name or former address, if changed since last report)




                     China Biopharmaceuticals Holdings, Inc.
                                   Form 8-K/A

                       SECTION 2 -- FINANCIAL INFORMATION

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         As used in this report, "we", "us", "our" or "the Company" refer to China Biopharmaceuticals Holdings, Inc..

         As disclosed on our current reports on Form 8-K filed with the Commission on October 5, 2004, we signed a share purchase agreement on September 29, 2004 to acquire 51% of Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd, a Chinese company specialized in research and development, production and sales of pharmaceutical products as well as chemicals used in pharmaceutical products ("Hengyi"). On December 31, 2004 we signed an amendment to the share purchase agreement, and which was later restated, under which our ownership interest of Hengyi has increased from 51% to 75.7606% for no additional consideration according to the relevant Chinese laws and rules. All the required legal procedures with relevant Chinese Government regulatory and audit procedures have been completed and the title ownership of 75.7606% of Hengyi has been passed to the Company. Total consideration paid by the Company to acquire 75.7606%
ownership interest in Hengyi is and 1.2 million shares of the common stock of the Company and $1,600,000 as additional contribution into the acquired Hengyi for working capital and/or expansion purposes. The cash contribution is to be made in installments.


         The  Company  hereby  files   financial   statements  and  exhibits  as
incorporated in Item 9.01 as the amendment to our filing of Form 8-K current report dated October 5, 2004.

                 SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

         Audited financial statements of Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd as of and for the years ended December 31, 2004 and 2003.

         (c)      Exhibits.

         2. Restated Amendment to a Share Purchase Agreement by and among the Zhu Gang, Zhou Fuying and China Biopharmaceuticals Holdings, Inc.dated as of December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         China Biopharmaceuticals Holdings, Inc.

                                         By:  /s/ Peng Mao
                                            ---------------------------
                                            Name:  Peng Mao
                                            Title: Chairman and
                                            Chief Executive Officer

Dated:  May 15, 2005

              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.

                              FINANCIAL STATEMENTS

                 For the years ended December 31, 2004 and 2003

              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.




                                      INDEX
                                      -----



                                                                           PAGE

INDEPENDENT AUDITOR'S REPORT                                                 2

BALANCE SHEETS                                                               3

STATEMENTS OF INCOME                                                         4

STATEMENTS OF CASH FLOWS                                                     5

NOTES TO FINANCIAL STATEMENTS                                               6-13

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
--------------------------------------------------------------------------------
15 MAIDEN  LANE - SUITE  1003 - NEW YORK,  NY 10038 - TEL (212)  406-7272  -
FAX (212) 513-1930


                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Suzhou Hengyi Pharmarceuticals of Feedstock Co., Ltd.

We have audited the accompanying balance sheets of Suzhou Hengyi Pharmarceuticals of Feedback Co., Ltd. as of December 31, 2004 and 2003 and the related statements of income and retained earnings and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Suzhou Hengyi Pharmarceuticals of Feedstock Co., Ltd.at December 31, 2004 and 2003 and the results of its' operations and cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.







Kempisty & Company
Certified Public Accountants PC
New York, New York
April 27, 2005

              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.

                                 BALANCE SHEETS

                                                     December 31,   December 31,
                                                         2004           2003
                                                     ------------   ------------
                              ASSETS
Current Assets:
     Cash                                            $    259,997   $  1,333,805
     Accounts receivable trade-net (Note 3)             4,098,512      1,059,714
     Inventory (Note 4)                                 1,377,279      1,121,834
     Other receivable                                     336,207        121,820
     Advance to suppliers                                 468,985        805,880
     Due from affiliates (Note 5)                            --        1,272,361
     Subsidy receivable                                      --          181,307
                                                     ------------   ------------
          Total current assets                          6,540,980      5,896,721

Plant and equipment, net (Note 7)                       1,641,428      1,427,204

Land use right (Note 6)                                 1,412,549      1,442,028
Software                                                    3,876           --
                                                     ------------   ------------
          Total Assets                                  9,598,833   $  8,765,953
                                                     ============   ============

                  LIABILITIES AND OWNERS' EQUITY

Current Liabilities:
     Bank loans (Note 9)                             $  1,655,189   $  2,801,740
     Accounts payable and accrued expenses              3,121,228      3,539,432
     Other payable                                           --           35,461
     Customer deposits                                    695,120        485,298
     Taxes payable                                         50,136           --
     Payroll and welfare payables                          95,157        120,481
     Due to affiliate                                   1,674,898           --
                                                     ------------   ------------
          Total Current Liabilities                     7,291,728      6,982,412

                Total Liabilities                       7,291,728      6,982,412

Commitment and Contingencies (Note 10)

Minority Interest                                         813,852        760,756

Owners' Equity:
Paid in capital                                           362,450        362,450
Retained earnings                                       1,130,803        660,335
                                                     ------------   ------------
   Total Owners' Equity                                 2,307,105      1,783,541
                                                     ------------   ------------

Total Liabilities and Owners' Equity                 $  9,598,833   $  8,765,953
                                                     ============   ============


                       See Notes to Financial Statements

              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                     For the Year   For the Year
                                                         Ended          Ended
                                                     December 31,   December 31,
                                                         2004           2003
                                                     ------------   ------------


Revenues
     Sales                                           $  7,241,654   $  8,386,962
     Other                                                  8,391          2,306
                                                     ------------   ------------
                                                        7,250,045      8,389,268
Less: Cost of sales                                     6,293,568      7,188,481
                                                     ------------   ------------
     Gross profit                                         956,477      1,200,787

Operating Expenses
     Selling, general and administrative                  378,850        495,014
     Sales taxes                                           20,869         19,893
                                                     ------------   ------------
          Total Operating Expenses                        399,719        514,907

Income before Income Taxes                                556,758        685,880

Income taxes                                               33,195         26,807
                                                     ------------   ------------

Net income including minority interest                    523,563        659,073

Minority interest                                          53,096        320,011
                                                     ------------   ------------

Net income                                                470,467        339,062

Retained earnings, beginning of period                    660,335        321,273
                                                     ------------   ------------

Retained earnings, end of period                     $  1,130,802   $    660,335
                                                     ============   ============












                       See Notes to Financial Statements.


              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.
                            STATEMENTS OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH

                                                                For the Year Ended
                                                                   December 31,
                                                               2004            2003
                                                           ------------    ------------
Operating Activities

Net income                                                 $    470,467    $    339,062
Adjustments to reconcile net income to net cash provided
(used) by operating activities:

Depreciation and amortization                                   137,361         139,669
Changes in operating assets and liabilities:
Accounts receivable                                          (3,038,798)       (419,196)
Prepaid expense
Loan to officers
Due from affiliates                                           1,272,362        (763,903)
Other assets                                                     73,973         (15,673)
Accounts payable and accrued expenses                          (418,204)      1,022,568
Due to affiliates                                             1,855,574        (692,171)
Customer deposits                                               209,822         (85,035)
Taxes payable                                                    50,136            --
Other payables                                                 (241,461)          1,319
Due to officers                                                    --              --
                                                           ------------    ------------
Net cash provided (used) by operating activities                371,232        (473,360)

Investing Activities
Purchase of fixed assets                                       (351,585)       (308,437)
                                                           ------------    ------------
Net cash (used) by investing activities                        (351,585)       (308,437)

Financing Activities
Increase in capital                                             241,633
Increase in bank loans (current)                             (1,146,551)        598,043
                                                           ------------    ------------
Net cash (used) provided by financing activities             (1,146,551)        839,676
                                                           ------------    ------------

Increase (decrease) in cash                                  (1,126,904)         57,879
Effect of change in minority's interest                          53,096         319,945
Cash at beginning of period                                   1,333,805         955,981
                                                           ------------    ------------
Cash at end of period                                      $    259,997    $  1,333,805
                                                           ============    ============

Supplemental Disclosures of Cash Flow Information:
  Cash paid during year for:
     Interest                                              $    144,303    $    172,322
                                                           ============    ============
     Income taxes                                          $     33,196    $     26,807
                                                           ============    ============


                       See Notes to Financial Statements.

              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004



Note 1-  ORGANIZATION AND OPERATIONS

         Suzhou Hengyi Pharmarceuticals of Feedstock Co., Ltd. (the "Company") was established in the People's Republic of China (the "PRC") pursuant to the Corporate Law in PRC on August 28, 1998.

         The principal activities of the Company are sales and manufacturing of pharmarceutical intermediates, such as carbamazephine, flumequine and iminostilbene carbonyl chloride in Mainland China.


Note 2-  SIGNIFICANT ACCOUNTING POLICIES

         Economic and Political Risks

         The Company faces a number of risks and challenges since its assets are located in China and its revenues are derived from its operations in China. China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

         Basis of Presentation

         The  consolidated  financial  statements  include  the  accounts of the
         Company  and  its  50%  owned  subsidiary   Sintopharm.   Inter-company
         transactions have been eliminated in consolidation.

         The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Standards for Business Enterprises" and "Accounting System for Business Enterprises" in the PRC ("PRC GAAP").

         Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC. The difference between PRC GAAP accounts of the Company and its US GAAP financial statements was immaterial.

         Revenue Recognition

         Revenue is recognized at the time of shipment.

              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004



Note 2-  SIGNIFICANT ACCOUNTING POLICIES (continued)

         Cash and Cash Equivalents

         All highly liquid investments with original maturities of three months or less are considered cash equivalents. Substantially all of the Company's cash and cash equivalents are held by two financial institutions.

         Inventory

         Inventory, which consists primarily of finished goods, are stated at the lower of average cost or market, with average cost being determined by the first-in, first-out (FIFO) method.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

         Employees' Benefits

         Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

         Fair Value of Financial Instruments

         The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at December 31, 2004 due to the relatively short-term nature of these instruments.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in the US and the PRC expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004



Note 2-  SIGNIFICANT ACCOUNTING POLICIES (continued)

         Foreign Currency Translation

         The Company maintains its books and accounting records in Renminb ("RMB"), thePRC's currency. Transcontracts.amounts from RMB in United States dollars ("US$") has been made at the single rate of exchange of US$1.00:RMB8.277. No representation is made that RMB amounts could have been or could be, converted into US dollar at that rate. On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier's invoices, shipping documents and signed

         Property, Plant and Equipment

         Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.


         When assets are retired or disposed of, the cost and accumulated depreciation ae removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.


         Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. Estimated useful lives of the property, plant amd equipment are as follows:


                Buildings                                           40 years
                Machines and equipment                              10 years
                Vehicles                                             5 years
                Furniture and fixture                                5 years

         Land Use Right

         The land use right is being amortized using straight-line method over the lease term of fifty years from December 2002.

              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004



Note 2-  SIGNIFICANT ACCOUNTING POLICIES (continued)

         Valuation of Long-Lived assets

         The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

         In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities. In December 2003, the FASB issued FIN No. 46 (Revised) ("FIN 46-R") to address certain FIN 46 implementation issues. This interpretation requires that the assets, liabilities, and results of activities of a Variable Interest Entity ("VIE") be consolidated into the financial statements of the enterprise that has a controlling interest in the VIE. FIN 46R also requires additional disclosures by primary beneficiaries and other significant variable interest holders. For entities acquired or created before February 1, 2003, this interpretation is effective no later than the end of the first interim or reporting period ending after March 15, 2004, except for those VIE's that are considered to be special purpose entities, for which the effective date is no later than the end of the first interim or annual reporting period ending after December 15, 2003. For all entities that were acquired subsequent to January 31, 2003, this interpretation is effective as of the first interim or annual period ending after December 31, 2003. The adoption of FIN 46 did not have a material impact on the Company's results of operations or financial position.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. Management believes that this statement did not have a material impact on the Company's results of operations or financial position.

         In May 2003,  the FASB  issued SFAS No.  150,  "Accounting  for Certain
         Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of the provisions of SFAS No. 150 did not have a material effect on the Company's financial position.

              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004



Note 3-  ACCOUNTS RECEIVABLE

         Accounts receivable consist of the following:

                                                     December 31,   December 31,
                                                         2004           2003
                                                     ------------   ------------

         Accounts receivable                         $  4,314,223   $  1,115,488
         Less: allowance for bad debt                     215,711         55,774
                                                     ------------   ------------

         Accounts receivable, net                    $  4,098,512   $  1,059,714
                                                     ============   ============

Note 4-  INVENTORY

         Inventory consists of the following:
                                                     December 31,   December 31,
                                                         2004           2003
                                                     ------------   ------------

         Raw materials and supplies                  $    154,588   $    123,263
         Work in progress                                  25,424         62,473
         Finished goods                                 1,197,267        936,098
                                                     ------------   ------------

                                                     $  1,377,279   $  1,121,834
                                                     ============   ============

Note 5-  DUE FROM AFFILIATES

         Due from affiliates consists of the following:
                                                     December 31,   December 31,
                                                         2004           2003
                                                     ------------   ------------

         Xingda Pharmarceutical Ltd.                 $       --     $  1,272,361
                                                     ============   ============

Note 6-  LAND USE RIGHT

         Land use right consists of the following:
                                                     December 31,   December 31,
                                                             2004           2003
                                                     ------------   ------------

         Cost of land use right                      $  1,473,964   $  1,473,964
         Less: Accumulated amortization                    61,415         31,936
                                                     ------------   ------------

                                                     $  1,412,549   $  1,442,028
                                                     ============   ============

              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004



Note 7-  PROPERTY AND EQUIPMENT

         The following is a summary of property, plant and equipment-at cost, less accumulated depreciation:

                                                     December 31,   December 31,
                                                         2004           2003
                                                     ------------   ------------

         Plant                                       $  1,177,749   $  1,132,689
         Machinery and equipment                          679,542        513,936
         Office equipment and furniture                   123,841         78,955
         Vehicle                                           55,454         10,874
                                                     ------------   ------------
                                                        2,036,586      1,736,454

         Less: Accumulated depreciation:

         Plant                                            287,337        213,787
         Machinery and equipment                          133,789        113,029
         Office equipment and furniture                    62,237         21,181
         Vehicle                                           11,617          9,622
                                                     ------------   ------------
                                                          494,980        357,619

         Construction in progress                          99,822         48,369
                                                     ------------   ------------

              Total                                  $  1,641,428   $  1,427,204
                                                     ============   ============

         Depreciation expense charged to operations was $137,361 and $139,669 in 2004 and 2003, respectively.

              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004



Note 8-  INCOME TAXES

         Corporation Income Tax ("CIT")

         In  accordance  with  the  relevant  tax  laws  and  regulations,   the
         corporation income tax rate is 33%. Income tax expense for the years ended December 31, 2004 and 2003 is summarized as following:


         PRC only:                                          2004         2003
                                                         ----------   ----------

         Current                                         $   33,195   $   26,807
         Deferred                                              --           --
                                                         ----------   ----------
                                                         $   33,195   $   26,807
                                                         ==========   ==========

         The Company's tax expense differs from the "expected" tax expense for the years ended December 31 31, 2004 and 2003 (computed by applying the CIT rate of 33 percent to net profit) as follows:


                                                            2004         2003
                                                         ----------   ----------

         Computed "expected" expense                     $  183,730   $  226,340
         Benefit of lower tax brackets                      150,175      199,533
                                                         ----------   ----------
         Income tax expense                              $   33,555   $   26,807
                                                         ==========   ==========

         The tax effects of temporary differences that give rise to significant portions of deferred tax liabilities(assets) are as follows at December 31, 2004 and 2003:


         Business Tax ("BT")

         The Company is subject to Business Tax, which is charged on the selling price at a general rate of 5% in accordance with the tax law applicable.


              SUZHOU HENGYI PHARMARCEUTICALS OF FEEDSTOCK CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004



Note 9-  BANK LOANS

         Bank loans payable at December 31, 2004 consist of the following:

                                                    Loan                            Annual
         Finnacial Institutions                    Amount         Duration       Interest Rate
         ----------------------                  ----------       --------       -------------
         Taicang Chengxiang Credit Cooperative   $  567,838   07/28/04-01/27/05     6.3000%
         Kunshan Xinzhen Credit Cooperative         302,042   04/20/04-04/19/05     5.7525%
         Kunshan Xinzhen Credit Cooperative         362,450   04/23/04-04/22/05     6.6375%
         Kunshan Xinzhen Credit Cooperative         422,859   11/17/04-11/16/05     6.0450%
                                                 ----------
                                                 $1,655,189
                                                 ==========


         The bank loans are secured by a general security agreement covering all assets of the Company.

         At December 31, 2003 the bank loans payable were $2,801,740.

Note 10- COMMITMENTS AND CONTINGENCIES

         The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

         The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments legal environments and foreign currency exchange.

         The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.






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